UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2017

AP GAMING HOLDCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55119	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Ste #100
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¬

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Daniel Cohen and David Lopez as Members of the Board of Directors

AP Gaming Holdco, Inc. (the “Company”) has appointed Mr. Daniel Cohen and Mr. David Lopez as members of the Company’s Board of Directors (the “Board”), effective May 22, 2017.

Mr. Cohen and Mr. Lopez fill two of the vacancies on the Board created by increasing the total number of directors constituting the Board to three (3) directors. Mr. David Sambur will now assume the role of Chairman of the Board.

Mr. Cohen is a Principal at Apollo Private Equity having joined in 2012. Mr. Cohen has focused on private equity investments across a wide range of industries and has experience in financing, analyzing and investing in public and private companies.  Prior to joining Apollo, Mr. Cohen was a generalist in investment banking at Moelis & Company. Mr. Cohen graduated magna cum laude from the Wharton School at the University of Pennsylvania with a B.S. in Economics, concentrating in Finance and Management. Mr. Cohen will receive no compensation for this position.

Mr. Lopez’ biographical information and business experience are set forth on the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2017 (the “2016 10-K”). Contemporaneous with his appointment to the Board, Mr. Lopez resigned as Secretary of the Company. Mr. Vic Gallo will now assume the duties of the Company’s Secretary, in addition to his role as General Counsel of the Company. Mr. Lopez’ duties and compensation, which are set forth in the 2016 10-K, will not be affected by these changes.

On April 28, 2014, AP Gaming Holdings, L.P., AP Gaming VoteCo, LLC (“VoteCo”), the Company and each holder of Class B Shares from time to time party thereto entered into that certain Securityholders Agreement (the “Securityholders Agreement”), which, among others, grants Apollo Global Management, LLC and its subsidiaries (collectively “Apollo”) the right to designate all of the members of the Board for so long as VoteCo owns all the Company’s Class A Shares. Apollo designated Mr. Cohen and Mr. Lopez as members of the Company’s Board pursuant to the Securityholders Agreement.

Appointment of Kimo Akiona as Chief Financial Officer and Chief Accounting Officer

The Board voted to appoint Mr. Kimo Akiona as the Chief Financial Officer and Chief Accounting Officer of the Company, effective May 22, 2017. Mr. Akiona’s duties and compensation, which are set forth in the 2016 10-K, will not change as a result of this new appointment. Mr. Akiona’s biographical information and business experience are set forth in the 2016 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AP GAMING HOLDCO, INC.

Date:	May 26, 2017	By:	/s/ Kimo Akiona
		Name:	Kimo Akiona
		Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)